Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference of our report dated February 13, 2006 accompanying the consolidated financial statements of ADA-ES, Inc. which are also incorporated by reference in the following Registration Statements of ADA-ES, Inc:


    Form              Filing Date or Effective Date           File No.
---------------     ---------------------------------     ----------------

    S-8             November 13, 2003                        333-110479
    S-8             February 6, 2004                         333-112587
    S-8             April 16, 2004                           333-114546
    S-3             October 27, 2004                         333-119795
    S-8             December 14, 2004                        333-121234
    S-3             January 23, 2006                         333-131085





HEIN & ASSOCIATES LLP

Denver, Colorado
March 28, 2006